SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           United Auto Group, Inc.
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           (Exact name of registrant as specified in its charter)


                  Delaware                       22-3086739
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  (State of incorporation or organization)  (IRS Employer I.D. No.)



375 Park Avenue, New York, New York                         10152
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(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class              Name of each exchange on which
         to be so registered              each class is to be registered
         -------------------              ------------------------------

         Voting Common Stock,             New York Stock Exchange, Inc.
         par value $0.0001 per share

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction (A).(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 (the "Securities Act") pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-09429) filed pursuant to the Securities Act and in the related prospectus to be filed pursuant to Rule 424(b) under the Securities Act.

ITEM 2.  EXHIBITS.

      Not applicable.

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: October 9, 1996

                             UNITED AUTO GROUP, INC.



                             By: /s/ Carl Spielvogel
                                 -------------------
                                 Carl Spielvogel
                                 Chairman of the Board and
                                   Chief Executive Officer